UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020 (July 10, 2019)

Grapefruit USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10866 Wilshire Blvd. Los Angeles, CA 90024

(Address of Principal Executive Offices) (Zip Code)

(310) 575-1175

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 11, 2020, the management of Grapefruit USA, Inc. (the “Company”) concluded that the Company’s previously issued financial statements on Form 10-Q/A as of and for the three and nine months ended September 30, 2019, filed with the Securities and Commission on February 18, 2020 should no longer be relied upon because of errors related to the recording of asset and equity components related to the reverse merger transaction that resulted in material misstatements of goodwill, paid in capital, and changes in stockholders’ (deficit)/equity.

In the Company’s Form 10-Q/A filed on February 18, 2020, we treated the reverse merger as a reverse acquisition reflecting the recognition of goodwill. Upon further review, management has determined that the transaction should have been recorded as a recapitalization rather than an acquisition with no recognition of goodwill; therefore, the September 30, 2019 financial statements should not be relied upon. The Registrant will file an amendment to its Form 10-Q/A with restated condensed financial statements to reflect this change.

The Company is completing its review of the matters described in this Item 4.02 and intends to file a Form 10-Q/A for the period ended September 30, 2019 with restated condensed financial statements as soon as practicable.

The Registrant discussed the matters disclosed in this filing with its independent auditor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Grapefruit USA, Inc.

	By	/s/ Bradley J. Yourist
	Name:	Bradley J. Yourist
	Title:	CEO and Director
Date: May 13, 2020

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